                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported): October 9, 1998

                                   MOSLER INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                                 0-18054                           31-1172814
(STATE OF INCORPORATION)               (COMMISSION FILE NUMBER)              (IRS EMPLOYER IDENT)

                               8509 Berk Boulevard
                             Hamilton, OH 45015-2213
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (513) 870-1900
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2    ACQUISITION OR DISPOSITION OF ASSETS

         On October 9, 1998 Mosler Inc., (the Company) purchased substantially all the assets of the LeFebure Division (LeFebure) of De La Rue Cash Systems Inc. and De La Rue Systems Americas Corporation. The total consideration paid by the Company was $34 million subject to a working capitol adjustment to be paid within 90 days. LeFebure specializes in the manufacture, distribution and service of security equipment for financial institutions. In connection with the purchase, the Company entered into a new $85 million credit facility.

ITEM 7    FINANCIAL STATEMENTS AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  LEFEBURE, A DIVISION OF
                  DE LA RUE SYSTEMS AMERICAS CORPORATION
                  AND DE LA RUE CASH SYSTEMS INC.
                  -------------------------------


                  FINANCIAL STATEMENTS
                  --------------------


                  MARCH 31, 1998
                  --------------

                        Report of Independent Accountants
                        ---------------------------------


To the Board of Directors of
  Mosler Inc.



In our opinion, the accompanying balance sheet and the related statement of operations and changes in divisional equity and of cash flows present fairly, in all material respects, the financial position of LeFebure, a division of De La Rue Systems Americas Corporation and De La Rue Cash Systems Inc. (the "Division") at March 31, 1998 and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Division's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards that require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.





PricewaterhouseCoopers LLP

December 9, 1998
Chicago, Illinois

LEFEBURE, A DIVISION OF
DE LA RUE SYSTEMS AMERICAS CORPORATION AND
DE LA RUE CASH SYSTEMS INC.
BALANCE SHEET
AS OF MARCH 31, 1998 AND SEPTEMBER 30, 1998 (UNAUDITED)
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                 September 30,
                                                  March 31,          1998
                                                    1998         (unaudited)
                                                  ---------      -------------

ASSETS

Accounts receivable, net                          $15,582          $17,626
Due from other group companies                        742            1,336
Inventories                                        15,705           15,873
Prepaid expenses and other                          1,014              867
                                                  -------          -------
                                                   33,043           35,702
                                                  -------          -------

Property, plant and equipment
   Land and land improvements                          91               91
   Buildings and improvements                       2,742            2,742
   Machinery and equipment                          3,491            3,494
   Furniture, computers and equipment               4,911            4,903
                                                  -------           ------
                                                   11,235           11,230
   Less:  Accumulated depreciation                  6,000            6,675
                                                  -------           ------
                                                    5,235            4,555
                                                  -------          -------
                                                  $38,278          $40,257
                                                  =======          =======

LIABILITIES AND DIVISIONAL EQUITY

Current Liabilities
   Accounts payable                               $ 6,134           $4,592
   Accrued worker's compensation                    3,684            3,167
   Other accrued liabilities                        7,917            7,499
   Customer deposits                                1,701            4,206
   Deferred revenue                                10,706            8,592
                                                  -------          -------
                                                   30,142           28,056
                                                  -------          -------
Accrued pension and other benefit liabilities       1,772            2,036
Commitments and contingencies (Note 3)            -------          -------

Divisional equity                                   6,364           10,165
                                                  -------          -------
                                                  $38,278          $40,257
                                                  =======          =======



         The accompanying notes are an integral part of this statement.

LEFEBURE, A DIVISION OF
DE LA RUE SYSTEMS AMERICAS CORPORATION AND
DE LA RUE CASH SYSTEMS INC.
STATEMENT OF OPERATIONS AND CHANGES IN DIVISIONAL EQUITY
FOR THE YEAR ENDED MARCH 31, 1998 AND THE SIX-MONTHS ENDED
SEPTEMBER 30, 1998 (UNAUDITED)
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                 September 30,
                                                  March 31,          1998
                                                    1998         (unaudited)
                                                  ---------      ------------
Revenues:
   Service                                       $  66,871        $38,943
   Products                                         50,661         28,264
                                                 ---------        -------
                                                   117,532         67,207
                                                 ---------        -------

Cost of sales and services:
   Service                                          61,817         34,312
   Products                                         34,858         19,926
                                                 ---------        -------
                                                    96,675         54,238
                                                 ---------        -------

Gross profit                                        20,857         12,969
                                                 ---------        -------

Allocated operating and other expenses:
   Selling and marketing                            14,752          6,714
   Research and development                          1,805            895
   General and administrative                        7,086          3,669
                                                 ---------        -------
                                                    23,643         11,278
                                                 ---------        -------

Net (loss) income                                $  (2,786)       $ 1,691
                                                 ---------        =======

Interdivisional activity                             4,108

Divisional Equity, March 31, 1997                    5,042
                                                 ---------

Divisional Equity, March 31, 1998                $   6,364
                                                 =========



         The accompanying notes are an integral part of this statement.

LEFEBURE, A DIVISION OF
DE LA RUE SYSTEMS AMERICAS CORPORATION AND
DE LA RUE CASH SYSTEMS INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED MARCH 31, 1998 AND THE SIX-MONTHS ENDED
SEPTEMBER 30, 1998 (UNAUDITED)
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                            September 30,
                                                          March 31,             1998
                                                            1998            (unaudited)
                                                          ---------         -----------
Cash flows from operating activities:
   Net (loss) income                                       $(2,786)          $ 1,691
   Adjustments to reconcile net (loss) income to
      net cash used in operating activities:
      Depreciation                                           1,382               675
      Changes in assets and liabilities:
        Accounts receivable                                  3,354            (2,044)
        Due from other group companies                        (742)             (594)
        Inventories                                           (997)             (168)
        Prepaid expenses and other                             225               147
        Accounts payable and accrued expenses               (3,973)           (2,477)
        Customer deposits                                      288             2,505
        Deferred revenues                                      370            (2,114)
        Accrued pension and other benefit liabilities         (793)              271
                                                           -------           -------
              Net cash used in operating activities         (3,672)           (2,108)
                                                           -------           -------

Cash Flows from investing activities:
         Purchase of property and equipment                   (436)               --
                                                           -------           -------

Cash Flows from financing activities:
         Interdivisional activity                            4,108             2,108
                                                           -------           -------

Net change in cash                                              --                --
Cash - beginning of period                                      --                --
                                                           -------           -------
Cash - end of period                                       $    --           $    --
                                                           =======           =======

         The accompanying notes are an integral part of this statement.

LEFEBURE, A DIVISION OF
DE LA RUE SYSTEMS AMERICAS CORPORATION
AND DE LA RUE CASH SYSTEMS INC.
NOTES FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Description of business and basis of presentation

         These financial statements include the assets, liabilities, revenues and expenses of LeFebure, the security equipment division of De La Rue Systems America Corporation and De La Rue Cash Systems Inc. which is part of De La Rue PLC of England (the Division). The Division manufactures, markets, installs and services security equipment products sold to financial institutions and other commercial and industrial entities worldwide. On October 9, 1998 the Division was acquired by Mosler Inc.

         The financial statements reflect the "carved-out" financial position and results of operations of the Division using management estimates. The assets, liabilities and results of operations specifically related to the Division have been included in the financial statements. When specific identification was not practicable, the allocation of expenses to the Division (see Note 2) was done on a basis that in the opinion of management is reasonable. However, such expenses are not necessarily indicative of, and it is not practical for management to estimate the level of, expenses which might have been incurred had the Division been operating as a stand-alone entity.

     Use of estimates

         The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue recognition

         Revenues from security equipment sales are recognized upon final installation of the equipment. Revenues for service contracts are deferred and recognized on the straight-line method over the contractual period, normally one year. Other service revenues are recognized as services are performed.

     Income taxes

         The results of the Division's operations are included in its parent's consolidated U.S. Federal and foreign tax returns. Had income taxes or income tax benefits been allocated to the Division to approximate a stand alone presentation the effect on these financial statements would not be material. Due to the Division's cumulative losses, tax benefits recorded would have been reduced by full valuation allowances.

     Research and development

         Research and development costs are expensed as incurred.

LEFEBURE, A DIVISION OF
DE LA RUE SYSTEMS AMERICAS CORPORATION
AND DE LA RUE CASH SYSTEMS INC.
NOTES FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------


     Accounts receivable

         Accounts receivable represent amounts due from customers on product sales. The Division has provided $1,160 and $1,234 as an allowance for doubtful accounts at March 31, 1998 and September 30, 1998 (unaudited), respectively. Accounts receivable from customers are unsecured.

     Due from other group companies

         Amounts due from other group companies consist of expenses paid by the Division for group companies owned by De La Rue plc. Such expenses arose from the separation of the Division for purposes of the preparation of these "carve-out" financial statements.

     Product warranty

         The Division provides for estimated product warranty costs at the time of sale.

     Inventories

         Inventories are stated at the lower of cost or market using the first in, first out method. Inventory components consist of the following at March 31, 1998 and September 30, 1998 (unaudited):

                                                                                                 September 30,
                                                                                  March 31,          1998
                                                                                    1998          (unaudited)
                                                                                  ---------      -------------
         Raw materials                                                             $ 7,163          $ 4,849
         Finished goods                                                             13,050           14,548
                                                                                   -------          -------
                                                                                    20,213           19,397
         Less - allowance for slow moving and obsolete inventory                    (4,508)          (3,524)
                                                                                   -------          -------
                                                                                   $15,705          $15,873
                                                                                   =======          =======

     Property, plant and equipment

         Property, plant and equipment are stated at cost. Depreciation is determined for financial reporting purposes using the straight-line basis over the estimated useful lives. Depreciation expense totaled $1,382 for the fiscal year ended March 31, 1998.

         Upon retirement or sale of assets, the cost and related accumulated depreciation are removed from the respective accounts and any resulting gain or loss is recognized currently. Expenditures for maintenance and repairs are charged to operations as incurred; major improvements are capitalized.

         The Division assesses the recoverability of its long-lived assets in accordance with SFAS No. 121 on an annual basis or whenever adverse events or changes in circumstances or business climate indicate that expected undiscounted future cash flows may not be sufficient to recover the recorded intangible assets. No impairment resulting from such an analysis occurred during fiscal 1998.

LEFEBURE, A DIVISION OF
DE LA RUE SYSTEMS AMERICAS CORPORATION
AND DE LA RUE CASH SYSTEMS INC.
NOTES FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------


Concentration of credit risk

         Substantially all of the Division's accounts receivable are from entities in the financial services industry whose ability to meet their obligation to the Division is dependent upon prevailing economic conditions within the industry. The Division performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. During the year ended March 31, 1998, the Division had two customers which represented 18% and 10%, respectively, of revenues and 18% and 14%, respectively, of accounts receivable at March 31, 1998.


     Employee benefits

         Division employees participated in a defined benefit pension plan frozen as of June 1993. No future benefits are earned under this terminated plan. It is the Division's policy to maintain accruals at least equal to the difference between the actuarially determined amount of liabilities and the value of plan assets at the measurement date. The status of the terminated plan at March 31, 1998 was as follows:

                         Liabilities:
                              Salaried                      $3,662
                              Hourly                         1,713
                                                            ------
                                                             5,375
                                                            ------
                         Assets:
                              Salaried                       3,604
                              Hourly                         1,557
                                                            ------
                                                            $5,161
                                                            ------

                         Net liability                      $  214
                                                            ======

         The Division maintains a liability for the unfunded post retirement medical benefits due certain retirees under a plan that was frozen as of June 1993. The accrual aggregated $1,675 at March 31, 1998. No additions to the accrual have been made since the plan was terminated and all payments under the plan are charged against the accrual.

         The Division maintains two defined contribution plans. Division contributions under these plans aggregated $1,464 for the year ended March 31, 1998.



NOTE 2 -ALLOCATIONS:

         The financial statements reflect allocations to the Division of expenses of its ongoing business. Amounts related to cost of sales and services are based upon product line standard cost of sales, standard labor or other methods determined to be reasonable by management. Costs related to sales and marketing, research and development, and general and administrative matters were allocated based upon specific cost drivers related to product lines where available, or upon other methods determined to be reasonable by management.

LEFEBURE, A DIVISION OF
DE LA RUE SYSTEMS AMERICAS CORPORATION
AND DE LA RUE CASH SYSTEMS INC.
NOTES FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------


         Divisional equity includes cumulative retained earnings (loss) and net cumulative interdivisional activity between the Division and its parent, including all cash activity, but excluding expenses arising from the separation of the division for purposes of the preparation of these "carve-out" financial statements. Cumulative retained earnings (loss) are not specifically identified by the Division. No interest is charged to the Division on the interdivisional activity account.

         In the opinion of management, the allocations were made on a reasonable and consistent basis; however, they are not necessarily indicative of the level that might have been incurred on a stand-alone basis. The amounts that would have been or will be incurred on a stand-alone basis could differ from the amounts allocated due to economies of scale, differences in management technique, or an organization that requires more or fewer employees, related systems and expenses.


NOTE 3 - COMMITMENTS AND CONTINGENCIES:

     Operating leases

         The Division leases certain of its facilities and equipment under noncancelable operating leases. Rent expense under these operating leases included in the statement of operations aggregated approximately $3,900 for the year ended March 31, 1998. Future minimum annual rental payments under non-cancelable operating lease agreements are as follows for the fiscal year ended March 31:

                  1999                   $4,056
                  2000                      580
                  2001                      302
                  2002                      144
                  2003                       46
                                         ------
                                         $5,128
                                         ======

         The Division is subject to various legal actions, governmental investigations, and proceedings relating to various matters incidental to its business including, but not limited to, sales tax assessments, employment discrimination and disputed liability claims. The Division intends to vigorously defend these matters. While the outcome of such matters cannot be predicted with certainty, in the opinion of management, after reviewing such matters and consulting with the Division's counsel, any liability which may ultimately be incurred that has not been accrued, is not expected to materially affect the financial position and results of operation of the Division.

         (b)      PRO FORMA FINANCIAL INFORMATION.


PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
MOSLER INC. AND LEFEBURE CORPORATION

The following unaudited pro forma condensed statements of operations of Mosler Inc. and LeFebure Corporation ("LeFebure") for the twelve months ended June 27, 1998 and for the three months ended September 30, 1998 assumes the purchase of LeFebure had been consummated on July 1, 1997 and July 1, 1998, respectively. The unaudited pro forma balance sheet assumes the purchase had been consummated on September 30, 1998. The pro forma information is based on the historical financial statements of Mosler Inc. and LeFebure giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying footnotes to the pro forma financial statements.

The unaudited pro forma statements have been prepared by Mosler Inc. based upon the historical financial statements of LeFebure and Mosler Inc. and may not be indicative of the results that may have actually occurred if the combination had been effect on the date indicated or for the periods presented or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the audited financial statements and notes of LeFebure included in Item 7a to this filing.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
TWELVE MONTHS ENDED JUNE 27, 1998
(IN THOUSANDS OF DOLLARS EXCEPT SHARE DATA)
-------------------------------------------------------------------------------



                                                                         TWELVE MONTHS ENDED
                                                   ------------------------------------------------------------
                                                                                        PRO FORMA     COMBINED
                                                         MOSLER         LEFEBURE       ADJUSTMENTS      TOTAL
                                                   ------------------------------------------------------------
NET SALES:
  Service                                             $   104,320      $    66,871                      $ 171,191
  Products                                                122,480           50,661             --         173,141
                                                      -----------      -----------      ---------      ----------
           Total net sales                                226,800          117,532             --         344,332
                                                      -----------      -----------      ---------      ----------

COST OF SALES:
  Service                                                  77,482           61,817                        139,299
  Products                                                 97,239           34,858                        132,097
  Restructuring                                               581               --             --             581
                                                      -----------      -----------      ---------      ----------
          Total cost of sales                             175,302           96,675             --         271,977
                                                      -----------      -----------      ---------      ----------
          Gross profit                                     51,498           20,857                         72,355

SELLING AND ADMINISTRATIVE EXPENSES                       (37,599)         (23,643)                       (61,242)
GAIN ON TERMINATION OF
  POSTRETIREMENT BENEFIT PLAN                              11,889               --                         11,889
OTHER INCOME (EXPENSE)                                       (153)              --         (1,320) (a)     (1,473)
                                                      -----------      -----------      ---------      ----------
OPERATING INCOME                                           25,635           (2,786)        (1,320)         21,529
                                                      -----------      -----------      ---------      ----------

DEBT EXPENSE:
  Interest expense                                         20,283               --          2,726  (b)     23,009
  Amortization of debt issuance costs and expense             577               --            416  (c)        993
  Interest income                                              (4)              --             --              (4)
                                                      -----------      -----------      ---------      ----------
          Total                                            20,856               --          3,142          23,998
                                                      -----------      -----------      ---------      ----------


INCOME (LOSS) BEFORE INCOME TAXES AND
  PREFERRED STOCK CHARGES                                   4,779           (2,786)        (4,462)         (2,469)

PROVISION FOR INCOME TAXES                                    149               --             --             149
                                                      -----------      -----------      ---------      ----------

INCOME (LOSS) BEFORE PREFERRED STOCK CHARGES                4,630           (2,786)        (4,462)         (2,618)

PREFERRED STOCK CHARGES:
  Dividends                                               (10,243)              --                        (10,243)
  Amortization of discount                                   (638)              --             --            (638)
                                                      -----------      -----------      ---------      ----------
           Total                                          (10,881)              --             --         (10,881)
                                                      -----------      -----------      ---------      ----------

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS                 (6,251)          (2,786)        (4,462)        (13,499)
                                                      ===========      ===========      =========      ==========

PER COMMON SHARE:
  Basic and diluted net loss applicable to
  common stockholders                                 $     (2.99)                                     $    (6.45)
                                                      ===========      ===========      =========      ==========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING              2,091,702                                       2,091,702
                                                      ===========      ===========      =========      ==========


(a) Represents the increase in amortization expense resulting from the additional goodwill recorded upon the purchase of LeFebure.

(b) Reflects the incremental interest expense Mosler Inc. would have incurred on the additional debt resulting from the acquisition of LeFebure, calculated using the applicable borrowing rates during the period outstanding.

(c) Represents the amortization of debt origination fees incurred as part of the new Credit Agreement.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
THREE MONTHS ENDED SEPTEMBER 30, 1998
(IN THOUSANDS OF DOLLARS EXCEPT SHARE DATA)
-------------------------------------------------------------------------------

                                                                                 THREE MONTHS ENDED
                                                         -----------------------------------------------------------------
                                                                                              PRO FORMA          COMBINED
                                                            MOSLER           LEFEBURE         ADJUSTMENTS          TOTAL
                                                         -----------------------------------------------------------------

NET SALES:
  Service                                                $    24,245         $ 19,811                           $   44,056
  Products                                                    33,136           15,538                  --           48,674
                                                         -----------         --------         -----------       ----------
           Total net sales                                    57,381           35,349                  --           92,730
                                                         -----------         --------         -----------       ----------

COST OF SALES:
  Service                                                     18,378           18,054                               36,432
  Products                                                    26,720           10,236                               36,956
  Restructuring                                                1,589               --                  --            1,589
                                                         -----------         --------         -----------       ----------
          Total cost of sales                                 46,687           28,290                  --           74,977
                                                         -----------         --------         -----------       ----------
          Gross profit                                        10,694            7,059                               17,753

SELLING AND ADMINISTRATIVE EXPENSES                           (9,107)          (6,552)                             (15,659)
GAIN ON TERMINATION OF
  POSTRETIREMENT BENEFIT PLAN                                     --                                                    --
OTHER INCOME (EXPENSE)                                          (107)            (270)               (330) (a)        (707)
                                                         -----------         --------         -----------       ----------
OPERATING INCOME                                               1,480              237                (330)           1,387
                                                         -----------         --------         -----------       ----------
DEBT EXPENSE:
  Interest expense                                             5,343                                  681  (b)       6,024
  Amortization of debt issuance costs and expense                258                                  104  (c)         362
  Interest income                                                 (5)             (86)                 --              (91)
                                                         -----------         --------         -----------       ----------
          Total                                                5,596              (86)                785            6,295
                                                         -----------         --------         -----------       ----------

  PREFERRED STOCK CHARGES                                     (4,116)             323              (1,115)          (4,908)

PROVISION FOR INCOME TAXES                                        (1)              --                  --               (1)
                                                         -----------         --------         -----------       ----------

  INCOME (LOSS) BEFORE PREFERRED STOCK CHARGES                (4,115)             323              (1,115)          (4,907)

PREFERRED STOCK CHARGES:
  Dividends                                                   (2,416)                                               (2,416)
  Amortization of discount                                      (109)              --                  --             (109)
                                                         -----------         --------         -----------       ----------
           Total                                              (2,525)              --                  --           (2,525)
                                                         -----------         --------         -----------       ----------

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS                    (6,640)             323              (1,115)          (7,432)
                                                         ===========         ========         ===========       ==========
PER COMMON SHARE:
  Basic and diluted net loss applicable to common
  stockholders                                           $     (3.19)                                           $    (3.55)
                                                         ===========         ========         ===========       ==========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                 2,091,702                                   --       $2,091,702
                                                         ===========         ========         ===========       ==========


(a) Represents the increase in amortization expense resulting from the additional goodwill recorded upon the purchase of LeFebure.

(b) Reflects the incremental interest expense Mosler Inc. would have incurred on the additional debt resulting from the acquisition of LeFebure, calculated using the applicable borrowing rates during the period outstanding.

(c) Represents the amortization of debt origination fees incurred as part of the new Credit Agreement.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 1998
(IN THOUSANDS OF DOLLARS)
-------------------------------------------------------------------------------


                                                                 PRO FORMA     COMBINED
ASSETS                                    MOSLER     LEFEBURE    ADJUSTMENTS     TOTAL
                                        -------------------------------------------------

CURRENT ASSETS:
  Cash and cash equivalents              $    417     $    --                 $    417
  Accounts receivable (net)                55,686      17,626                   73,312
  Other receivables                            --       1,336                    1,336
  Inventories                              22,478      15,873       2,764 (a)   41,115
  Other current assets                      2,284         867          --        3,151
                                         --------     -------     -------     --------
           Total current assets            80,865      35,702       2,764      119,331
                                         --------     -------     -------     --------

FACILITIES:
          Facilities, net                   8,726       4,555       1,263 (a)   14,544
                                         --------     -------     -------     --------

OTHER ASSETS:
  Service agreements (net)                  7,897                                7,897
  Deferred debt issuance costs (net)        2,456                   1,770 (c)    4,226
  Goodwill (net)                            2,662                  19,808 (b)   22,470
  Intangible pension asset                     94                                   94
  Other                                       556          --          --          556
                                         --------     -------     -------     --------


TOTAL                                    $103,256     $40,257     $25,605     $169,118
                                         ========     =======     =======     ========

UNAUDITED PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 1998
(IN THOUSANDS OF DOLLARS)
-------------------------------------------------------------------------------

LIABILITIES, REDEEMABLE STOCK AND COMMON                                                                  PRO FORMA       COMBINED
  STOCKHOLDERS' DEFICIENCY                                                   MOSLER        LEFEBURE      ADJUSTMENTS       TOTAL
                                                                          ---------------------------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                        $  17,821        $ 4,592                       $   22,413
  Accrued liabilities:
    Compensation and payroll taxes                                            5,780             --                            5,780
    Product warranty                                                            899             --                              899
    Accrued workers' compensation                                             4,634          3,167                            7,801
    Accrued interest                                                          2,670             --                            2,670
    Other                                                                     9,794          7,499                           17,293
  Unearned revenue                                                           11,582          8,592                           20,174
  Customer deposits                                                              --          4,206                            4,206
  Income taxes payable                                                          278             --                              278
  Current portion of long-term debt                                           1,294             --              --            1,294
                                                                         ----------        -------       ---------       ----------
          Total current liabilities                                          54,752         28,056              --           82,808
                                                                         ----------        -------       ---------       ----------

OTHER LIABILITIES:
  Long-term debt                                                            134,544             --          35,770 (d)      170,314
  Accrued pension and other benefit liabilities                                 453          2,036              --            2,489
                                                                         ----------        -------       ---------       ----------
          Total other liabilities                                           134,997          2,036          35,770          172,803
                                                                         ----------        -------       ---------       ----------

REDEEMABLE STOCK:
  Series D increasing rate preferred stock                                   58,331             --                           58,331
  Series C adjustable rate preferred stock                                   44,415             --                           44,415
  Common stock                                                                  362             --              --              362
                                                                         ----------        -------       ---------       ----------
          Total redeemable stock                                            103,108             --              --          103,108
                                                                         ----------        -------       ---------       ----------

COMMON STOCKHOLDERS' DEFICIENCY:
  Common stock, $.10 par value; 4,000,000 shares authorized,
    2,539,181 shares issued                                                     254             --                              254
  Accumulated deficit                                                      (183,610)            --                         (183,610)
  Excess of additional pension liability over unrecognized
    prior service cost                                                          (13)            --                              (13)
  Redemption value of common stock held by ESOP                                (362)            --                             (362)
  Divisional Equity                                                                         10,165         (10,165) (e)          --
  Foreign currency translation adjustments                                   (1,391)            --              --           (1,391)
                                                                         ----------        -------       ---------        ---------
            Total                                                          (185,122)        10,165         (10,165)        (185,122)
  Less treasury stock, at cost (458,773 shares at June 27, 1998 and
    438,446 shares at June 28, 1997)                                         (4,479)            --              --           (4,479)
                                                                         ----------        -------       ---------        ---------
            Total common stockholders' deficiency                          (189,601)        10,165         (10,165)        (189,601)
                                                                         ----------        -------       ---------        ---------


TOTAL                                                                    $  103,256        $40,257       $  25,605        $ 169,118
                                                                         ==========        =======       =========        =========

(a) Represents the step up in fair value of certain assets acquired from LeFebure to their estimated fair value.

(b) Represents the purchase price paid in excess of net assets acquired.

(c) Represents bank fees incurred in obtaining the new Credit Facility used to fund the acquisition of LeFebure.

(d) Represents the issuance of new debt used to fund the acquisition of LeFebure.

(e) Represents the elimination of accumulated equity of LeFebure at the date of acquisition.

         (c)      EXHIBITS.

EXHIBIT NO.                                          EXHIBIT

10.1 Asset Purchase Agreement, executed October 9, 1998 and dated as of September 30, 1998 by and among Mosler Inc., De La Rue Systems Americas Corporation and De La Rue Cash Systems Inc.*

10.2 Credit Agreement, dated October 9, 1998, among Mosler Inc. and the Lenders named therein.*

* Previously filed

                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                 DATED this 16 day of December, 1998

                                        MOSLER INC.

                                        By:  /S/ Thomas J. Bell
                                                 Thomas J. Bell
                                                 Senior Vice President, Chief
                                                 Financial Officer and Treasurer